                                 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        TELETOUCH COMMUNICATIONS, INC.
               (Name of Registrant As Specified in its Charter)
                        TELETOUCH COMMUNICATIONS, INC.

                (Name of Person(s) Filing the Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

        N/A
     -------------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:

        N/A
     -------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/
     --------------------------------------------------------------------------

4)   Proposed maximum aggregate value of transaction:

        N/A
     --------------------------------------------------------------------------
/1/Set forth the amount on which the filing fee is calculated and state how it was determined.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

   1)  Amount Previously Paid:


   2)  Form, Schedule or Registration Statement No.:


   3)  Filing Party:


   4)  Date Filed:

                      [TELETOUCH LETTERHEAD APPEARS HERE]

October 8, 1996


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Teletouch Communications, Inc. on November 12, 1996. The Annual Meeting will begin at 9:00 a.m. local time at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas.

Information regarding each of the matters to be voted upon at the Annual Meeting is contained in the attached Proxy Statement. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all Stockholders on or about October 8, 1996.

Because it is important that your shares be voted at the Annual Meeting, whether or not you plan to attend in person, we urge you to complete, date, and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you are a Stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

We look forward to seeing you in Houston on November 12, 1996.


Very truly yours,

/s/ ROBERT M. MCMURREY
--------------------------------------
Robert M. McMurrey
Chairman of the Board

                        TELETOUCH COMMUNICATIONS, INC.
                           110 N. College, Suite 200
                              Tyler, Texas  75702
                   ________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 12, 1996
                   ________________________________________

TO THE STOCKHOLDERS OF TELETOUCH COMMUNICATIONS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Teletouch Communications, Inc., a Delaware corporation (the "Company"), will be held on November 12, 1996, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Tyler, Texas, at 9:00 a.m. local time, and thereafter as it may from time to time be adjourned, for the purposes stated below:

1. To elect two Class II directors to serve for three years and until their successors have been duly elected and shall qualify.

2. To ratify the selection of Ernst & Young LLP as the Company's independent accountants.

3.   To transact such other business as may properly come before the meeting.

     All Stockholders are cordially invited to attend the Annual Meeting. Only those Stockholders of record at the close of business on September 17, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books will not be closed.

     Stockholders should note that the Company's By-Laws provide that no proposals or nominations of Directors by Stockholders shall be presented for vote at an Annual Meeting of Stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Company's Secretary no later than the close of business on the fifth day following the day on which notice of the meeting is first given to Stockholders.

     A copy of the Company's Annual Report to Stockholders for the year ended May 31, 1996, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 2 BROADWAY, NEW YORK, NEW YORK 10004.

                              TELETOUCH COMMUNICATIONS, INC.

                              /s/ SUSIE F. SMITH
October 8, 1996               --------------------------------------------------
                              Susie F. Smith, Secretary

                        TELETOUCH COMMUNICATIONS, INC.


                                PROXY STATEMENT

                             Dated October 8, 1996



                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Teletouch Communications, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's Stockholders to be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, on November 12, 1996 at 9:00 a.m., and at any adjournments thereof (the "Annual Meeting"). The principal executive offices of the Company are located at 110 N. College, Suite 200, Tyler, Texas 75702 and its telephone number is
(903) 595-8800.

     The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect two Class II Directors to serve for three years and until their successors have been duly elected and shall qualify; (ii) to ratify the selection of Ernst & Young LLP as the Company's independent accountants; and (iii) to transact such other business as may properly come before the Annual Meeting.

     The Company's Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the Stockholders vote in favor of each of the proposals. All of the holders of record of common stock, $.001 par value (the "Common Stock"), of the Company at the close of business on September 17, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting. The stock transfer books will not be closed.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED MAY 31, 1996 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT OCTOBER 8, 1996. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MAY 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, 1000 LOUISIANA, SUITE 600, HOUSTON, TEXAS 77002,
ATTENTION: CORPORATE SECRETARY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

                              VOTING REQUIREMENTS

     As of the Record Date, there were outstanding 6,347,416 shares of the Common Stock. Only holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting, such holders being entitled to one vote on all matters presented at the Annual Meeting for each share held of record. The presence in person or by proxy of holders of record of at least one-third of the shares of Common Stock outstanding as of the Record Date is required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominees to be selected as Class II Directors named in Proposal 1 must receive a plurality of the eligible votes cast at the Annual Meeting with respect to Proposal 1. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matter. Abstentions and broker non-votes will be counted only for the purpose of determining the existence of a quorum. Holders of the 15,000 shares of Series A 14% Cumulative Preferred Stock and the 130,930 shares of Series B Preferred Stock which are issued and outstanding are entitled to notice of all meetings of shareholders at the same time and in the same manner as notice is given to all stockholders entitled to vote at any such meeting; however, such shares shall not be counted for purposes of calculating the quorum nor are such shares of Preferred Stock entitled to vote on any matter proposed herein .

     As of the Record Date, all of the present Directors, as a group of six persons, and all of the present Directors and executive officers of the Company, as a group of nine persons, owned beneficially 71.4% of the total voting securities of the Company. To the knowledge of management, as of the Record Date, the only executive officers, directors or nominees for director who owned beneficially five percent or more of the Company's outstanding shares are Messrs. McMurrey, Higginbotham, Wedner and Perry. See "Voting Securities, Principal Holders Thereof and Management."

     Proxies given by Stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, Stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the Stockholder or his attorney authorized in writing or, if the Stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

     ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES
SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

     The Company's Annual Report for the fiscal year ended May 31, 1996, including audited financial statements, will accompany the mailing to Stockholders of this Proxy Statement.

                        DISSENTERS' RIGHTS OF APPRAISAL

     The Board of Directors does not propose any action for which the laws of the state of Delaware, the Certificate of Incorporation or the By-Laws of the Company provide a right of a Stockholder to dissent and obtain payment appraisal of or payment for such Shareholder's shares.

                      INTEREST OF OFFICERS AND DIRECTORS
                          IN MATTERS TO BE ACTED UPON

     Officers or Directors of the Company have a substantial interest in one of the matters to be acted upon at the Annual Meeting of Stockholders: The Class II directors have been nominated for re-election to the office of director for a term of three years.

                     VOTING SECURITIES, PRINCIPAL HOLDERS
                            THEREOF, AND MANAGEMENT

     Only holders of record of the outstanding 6,347,416 shares of Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The following table sets forth certain information as of the Record Date with respect to: (1) each executive officer, Director and the Director nominees; (2) all executive officers and Directors of the Company as a group; and (3) all persons known by the Company to be the beneficial owners of five percent or more of the Company's Common Stock.

                             Number of Shares     Percentage of Outstanding
Name and Address of            Beneficially        Shares of Common Stock
Beneficial Owner (1)              Owned              Beneficially Owned
--------------------         ----------------     -------------------------
Robert M. McMurrey (2)(3)(4)      1,871,666                   29.2%
110 N. College, Suite 200
Tyler, TX  75702

David Higginbotham (2)(3)(5)        488,334                    7.7%
110 N. College, Suite 200
Tyler, TX  75702

Clifford E. McFarland (3)(6)         19,000                     *
McFarland, Grossman & Company
9821 Katy Freeway, Suite 500
Houston, TX  77024


Charles C. Green III (3)(7)          10,000                     *
Torch Energy Advisors, Inc.
1221 Lamar, Suite 1600
Houston, TX  77010

Continental Illinois              5,065,951                   49.0%
Venture Corporation (8)
231 South La Salle Street
Chicago, IL  60697

Marcus D. Wedner (3)(9)           5,075,951                   49.0%
Continental Illinois
Venture Corporation
231 South La Salle Street
Chicago, IL  60697

Christopher J. Perry (3)(9)       5,075,951                   49.0%
Continental Illinois
Venture Corporation
231 South La Salle Street
Chicago, IL  60697

CIVC Partners I (10)                443,473                    7.0%
c/o Continental Illinois
Venture Corporation
231 South La Salle Street
Chicago, IL  60697

GM Holdings, L.L.C. (11)            607,914                    9.6%
201 Fourth Avenue North,
11th Floor
Nashville, TN  37219

Benchmark Equity Group, Inc. (12)   430,000                    6.4%
16815 Royal Crest Drive,
Suite 160
Houston, TX  77024

All Executive Officers &          7,501,182                   71.4%
Directors as a Group
(Nine Persons) (13)
---------------------

*    Denotes less than one percent.
(1) Unless otherwise noted, the Company believes that all of such shares are owned of record by each individual named as beneficial owner and that such individual has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them. Such person's percentage ownership is determined by assuming that the options or convertible securities that are held by such person, and which are exercisable within 60 days from the date hereof, have been exercised or converted, as the case may be.
(2)  Executive Officer.
(3)  Director.
(4) Mr. McMurrey is the sole owner of the outstanding stock of Rainbow Resources, which is the direct owner of 1,800,000 of such shares. Includes 71,666 shares underlying the currently exercisable portion of options issued to Mr. McMurrey. By virtue of Mr. McMurrey's ownership of Rainbow Resources, he may be deemed to be a "parent" of the Company.
(5) Includes 38,334 shares underlying the currently exercisable portion of options issued to Mr. Higginbotham.
(6)  Includes 10,000 shares underlying a stock option granted to Mr. McFarland.
(7)  Represents shares underlying a stock option granted to Mr. Green.

(8) Includes 3,991,260 shares of Common Stock underlying a currently exercisable warrant issued to Continental Illinois Venture Corporation ("CIVC"). Also includes 1,074,691 outstanding shares of Common Stock issued to parties related to and not related to CIVC for which CIVC holds or will hold the voting rights. CIVC may be deemed to be the beneficial owner of such additional shares pursuant to the rules of attribution of beneficial ownership set forth in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). CIVC disclaims beneficial ownership of such 1,074,691 shares of Common Stock. Does not include the following other securities of the Company issued to CIVC: (a) liquidation value of $11,818,000 (or 11,818 shares) of non-voting Series A Preferred Stock (each share of Series A Preferred Stock is convertible into Common Stock after August 3, 2003), (b) immediately exercisable warrants to purchase 486,259 shares of non-voting Series B Preferred Stock, (each share of Series B Preferred Stock is convertible into six shares of Common Stock after August 3, 1997, or earlier upon the occurrence of an event of default as specified in the Purchase Agreement) and (c) a 14% Junior Subordinated Promissory
     Note in the principal amount of $7,878,600. CIVC may be deemed to be a "parent" of the Company pursuant to the Exchange Act. See "Certain Transactions."
(9) Includes 10,000 shares of Common Stock underlying stock options which each of Messrs. Wedner and Perry are entitled to receive. The remaining holdings represent shares of Common Stock issued or underlying currently exercisable warrants issued to CIVC, of which each of Messrs. Wedner and Perry is a Managing Director, and to certain related parties of CIVC (including CIVC Partners I, of which Messrs. Wedner and Perry are general partners) and others. Because they hold voting control over (i) the Company's securities owned by CIVC and (ii) the Company's securities covered by proxies granted by others to CIVC, each of Messrs. Wedner and Perry may be deemed to be the beneficial owner of such shares pursuant to the rules of attribution of beneficial ownership set forth in Rule 13d-3 under the Exchange Act. See "Certain Transactions."
(10) Such shares are also included in the figure reported for CIVC in this table, because CIVC holds the voting power, but not the dispositive power, for such shares. CIVC may be deemed to be the beneficial owner of such shares pursuant to the rules of attribution of beneficial ownership set forth in Rule 13d-3 under the Exchange Act. Does not include the following other securities of the Company issued to CIVC Partners I: (a) liquidation value of $1,313,000 (or 1,313 shares) of Series A Preferred Stock; (b) $875,400 in principal amount of the Subordinated Notes; and (c) 54,029 shares of Teletouch non-voting Series B Preferred Stock. Each of Messrs. Wedner and Perry is a general partner of CIVC Partners I and each has voting control over the securities of the Company held by CIVC Partners I.
(11) Represents shares of Common Stock underlying a currently exercisable warrant issued to GM Holdings, L.L.C. Such shares are also included in the figure reported for CIVC in this table, because CIVC holds the voting power, but not the dispositive power, for such shares. CIVC may be deemed to be the beneficial owner of such shares pursuant to the rules of attribution of beneficial ownership set forth in Rule 13d-3 under the Exchange Act. Does not include the following other securities of the Company issued to GM Holdings, L.L.C.: (a) liquidation value of $1,800,000 (or 1,800 shares) of Series A Preferred Stock; (b) $1,200,000 in principal amount of the Subordinated Notes; and (c) 74,063 shares of Teletouch non-voting Series B Preferred Stock.
(12) Includes 400,000 shares of Common Stock underlying a warrant issued to Benchmark. Benchmark is wholly-owned by Frank M. DeLape, its President and sole shareholder and director, who may be deemed to be the beneficial owner of the securities of the Company held by Benchmark. See "Certain Transactions."
(13) Includes 2,874,691 shares of Common Stock issued and outstanding, and 4,152,991 shares of Common Stock underlying exercisable warrants and options.

                       DIRECTORS AND EXECUTIVE OFFICERS

     The names of all directors and executive officers of the Company as of the date hereof are as follows :

                          Years with the
                           Company or a
           Name            Predecessor       Position with the Company
--------------------------------------------------------------------------------
Robert M. McMurrey             11            Chairman of the Board of Directors
                                             and Chief Executive Officer

G. David Higginbotham          19            President, Chief Operating Officer
                                             and Director

Clifford E. McFarland           1            Director

Charles C. Green III            1            Director

Marcus D. Wedner                1            Director

Christopher J. Perry            1            Director

Michael Rosen                   *            Executive Vice President, Chief
                                             Financial Officer and Assistant
                                             Secretary
---------------------
*    Denotes less than one year.

     Biographical information with respect to the present executive officers and Directors of the Company, including the nominees for Director, is set forth below.

     Robert M. McMurrey has been Chief Executive Officer and a director of the Company since 1984. He is also the President and Chief Executive Officer and Director of Rainbow Resources, of which he is the sole stockholder. Through Rainbow Resources, Mr. McMurrey acquired a controlling interest in the Company in 1984. Also in 1984, Mr. McMurrey formed a corporation known as Jecca Towers to own and operate telecommunications towers and SMR operations. At the time Mr. McMurrey sold the assets of Jecca Towers to Motorola in 1989. Mr. McMurrey was active in the oil and gas industry for over 30 years. Mr. McMurrey received a B.S. Degree in Petroleum Engineering from the University of Texas in 1971.
Mr. McMurrey is 50 years old and has been designated as a Class I director.

     G. David Higginbotham has been President, Chief Operating Officer and a director of the Company since August 1993. He joined the Company in 1976 as a technician, became general manager several years later, and Vice President - Operations in 1984. Mr. Higginbotham established and operated his own radio equipment service business in Jacksonville, Texas from 1969 to 1976. Mr. Higginbotham is 48 years old and has been nominated for reelection as a Class II director at the Annual Meeting of Stockholders.

     Clifford E. McFarland has been a director of the Company since May
1995 and is the President and a Managing Director of McFarland, Grossman & Company ("MGCO"), an investment bank in Houston, Texas. Prior to co-founding MGCO in 1991, Mr. McFarland was co-founder and Managing Director from 1986 to 1991 of The Watkins Group, a Little Rock, Arkansas merchant banking firm. MGCO has from time to time rendered investment banking services to the Company. See "Certain Transactions." From 1988 to 1994 Mr. McFarland was Secretary and a Director of Amerinet Corporation ("Amerinet"), a non-reporting, public company marketing affinity credit cards. Amerinet ceased operations on March 15, 1990 and was inactive thereafter. Amerinet made filings in bankruptcy court in early 1995 in order to reorganize for merger with a private company. Mr. McFarland is 40 years old and has been designated as a Class I director.

     Charles C. Green III has been a director of the Company since May
1995. He became Vice Chairman and Chief Investment Officer in 1995 of Torch Energy Advisors Incorporated ("Torch"), a Houston based manager of oil and gas investments for domestic and foreign institutional investors. He was President of Torch from 1994 to 1995 and Executive Vice President from 1992 to 1994. From 1982 through 1992 Mr. Green was President of Treptow Development Company, a real estate developer. Prior to that he was with J.P. Morgan Investment Management for 13 years in New York and London. Mr. Green is a director of Torch Royalty Company, an oil and gas company, and Vice President of Bellwether Exploration Company, an oil and gas exploration company affiliated with Torch. Mr. Green is 50 years old and has been designated as a Class III director.

     Marcus D. Wedner has been a director of the Company since August 1995 and has been a Managing Director of Continental Illinois Venture Corporation ("CIVC"), a venture capital investor, since 1992, prior to which he was a Vice President of CIVC from 1990. Mr. Wedner is 33 years old and has been nominated for reelection as a Class II director at the Annual Meeting of Stockholders.

     Christopher J. Perry has been a director of the Company since August
1995 and has been President and a Managing Director of CIVC since December 1994. From 1990 to 1994 Mr. Perry was a Managing Director and head of the Mezzanine Investment Group, a division of Continental Bank. Mr. Perry is 41 years old and has been designated as a Class III director.

     Michael Rosen joined the Company in February 1996 and has been appointed Executive Vice President, Chief Financial Officer and Assistant Secretary. From February 1995 through December 1995 Mr. Rosen was Vice President and Chief Financial Officer of Electrosource, Inc., Austin, TX. From April 1993 through February 1995 he was Vice President and Chief Financial Officer of BDM Technologies, Inc., McLean, VA and from August 1988 through April 1993 he held various senior financial positions with ICF International, Inc., Fairfax, VA. Mr. Rosen is a certified public accountant and is 35 years old.

     All officers of the Company are elected to serve in such capacities until the next annual meeting of the Board of Directors of the Company and until their successors are duly elected and qualified.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission (the "Commission") and the NASDAQ Stock Market. Officers, directors and greater-than-ten-percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely upon a review of Forms 3, Forms 4 and Forms 5 furnished to the Company pursuant to the Exchange Act during its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to
Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors and securityholders required to file the same during the fiscal year ended May 31, 1996, except Form 4's were not timely filed by Mr. McMurrey and Mr. Higginbotham. These forms have subsequently been filed.

                            THE BOARD OF DIRECTORS

     The Company's Certificate of Incorporation provides that the number of Directors of the Company shall be set forth in the Bylaws, which number may be increased or decreased pursuant to the By-Laws. In accordance with the Bylaws the number of Directors may not be fewer than three and no more than twelve. Pursuant to the Company's By-Laws, the Board of Directors has established that the Board of Directors shall consist of six members.

     The current directors are designated in each class as follows:  Class
I - Robert M. McMurrey and Clifford E. McFarland; Class II - G. David Higginbotham and Marcus D. Wedner; and Class III - Charles C. Green III and Christopher J. Perry. Class I directors are expected to stand for re-election at the annual meeting of shareholders two years subsequent to the Annual Meeting; Class II directors are standing for re-election at the upcoming Annual Meeting of Shareholders; and Class III directors are expected to stand for re-election at the annual meeting of shareholders one year subsequent to the Annual Meeting. Each member of the Board of Directors then elected will serve for a term of three years or until a successor has been elected and qualified. The Class II Directors, G. David Higginbotham and Marcus D. Wedner, will stand for re-election at the Annual Meeting to serve for three years and until their successors are duly elected and qualified.

     The underwriters of the Company's Initial Public Offering ("IPO") have the right for a period of three years after the effective date of the IPO to designate one person to be nominated as a member of the Board of Directors. No person has been so designated as of the date hereof. Messrs. Wedner and Perry serve on the Board of Directors as the designees of CIVC.

     The Board of Directors met eleven times during the fiscal year ended
May 31, 1996. No incumbent Director attended fewer than 75% of the total number of meetings held by the Board of Directors.

     There are no material proceedings to which any Director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors established three standing committees in September 1995, namely, an Audit Committee, a Compensation Committee and an Executive Committee and a Special Committee in April 1996. The Board of Directors does not have a standing nominating committee or any committee serving a similar function.

Audit Committee
---------------

     Members:  Christopher Perry and Clifford E. McFarland

     Duties and Responsibilities: To recommend the selection of the independent public accountants for the Company to the Board of Directors, to review the scope and cost of the audit, to review the performance and procedures of the auditors, to review the final report of the independent auditors, to be available for consultation to the independent auditors, to review with the Company's Chief Financial Officer and independent auditors corporate accounting practices and policies and financial controls, and to perform all other such duties as the Board of Directors may from time to time designate.

Compensation Committee
----------------------

     Members:  Charles C. Green III and Marcus D. Wedner.

     Duties and Responsibilities: To review periodically the compensation of executive officers and other key employees, to make recommendations as to bonuses and salaries, and to perform all other such duties as the Board of Directors may from time to time designate.

Executive Committee
-------------------

     Members:  Robert M. McMurrey, G. David Higginbotham and Marcus D. Wedner.

     Duties and Responsibilities: To exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Company, to the extent not assigned to other committees of the Board of Directors and to the extent permitted by Delaware law and the By-Laws of the Company.

Special Committee
-----------------

     Members:  Charles C. Green III and Clifford E. McFarland

     Duties and Responsibilities: To investigate the alternatives reasonably available to the Company for the further development of its business and considering the merits of any proposed transaction, making a recommendation to the full Board on whether to approve such transaction, and reviewing the process that the Company and the Executive Committee of the Board followed in executing the Board's objective to move forward with discussions with various companies and to explore the strategic possibilities of any interest in the Company by other companies.


               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the aggregate cash compensation paid to the Company's Chief Executive Officer and President for services rendered to the Company during the fiscal years ended May 31, 1996, 1995 and 1994.



                                        Annual Compensation                       Long-Term Compensation
                           -------------------------------------------------   ---------------------------
                                                                                               Securities
                                                                Other          Restricted      Underlying
    Name and               Fiscal                               Annual           Stock          Options/
Principal Position          Year   Salary ($)  Bonus ($)(1)  Compensation ($)  Awards ($)(2)    SARs (#)
------------------         ------  ----------  ------------  ----------------  -------------   -----------
Robert M. McMurrey,         1996   $157,346    $35,000              ---             ---             25,000
Chairman and CEO            1995     86,307        ---              ---             ---            100,000
                            1994     66,000        ---              ---             ---                ---
G. David Higginbotham,      1996   $147,346    $33,000              ---             ---             25,000
President and COO           1995     77,752        ---              ---             ---             50,000
                            1994     61,431        ---              ---             ---                ---

_____________________
(1) Bonus was for services provided during fiscal year 1996 but was paid in fiscal year 1997.
(2) The number and value of the aggregate restricted stock holdings for Mr. McMurrey at the end of the last fiscal year, based on the closing bid price of the Common Stock on NASDAQ on May 31, 1996, were 1,800,000 shares, held in the name of Rainbow Resources, Inc., of which Mr. McMurrey is the sole stockholder, with a value of $9,450,000 (without giving effect to the consideration paid). The number and value of the aggregate restricted stock holdings for Mr. Higginbotham at the end of the last fiscal year, based on the closing bid price of the Common Stock on NASDAQ on May 31, 1996, were 450,000 shares, with a value of $2,362,500 (without giving effect to the consideration paid).

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to options granted during the fiscal year ended May 31, 1996 to Robert M. McMurrey the Chairman and Chief Executive Officer of the Company, and G. David Higginbotham, the President and Chief Operation Officer of the Company, as set forth above in the Summary Compensation Table.

                                 Number of Securities             Percent of Total
                                      Underlying              Options/SARs Granted to      Exercise or Base  Price   Expiration
           Name                Options/SARs Granted (#)       Employees in Fiscal Year              ($/Sh)              Date
-----------------------    -----------------------------    --------------------------     -----------------------   ---------
Robert M. McMurrey                  25,000                            17.9%                         $4.00                08/06
G. David Higginbotham               25,000                            17.9%                         $4.00                08/06


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information with respect to: (i) options exercised during the fiscal year ended May 31, 1995 by Robert M. McMurrey, the Chief Executive Officer of the Company, and G. David Higginbotham, the President and Chief Operation Officer of the Company, as set forth above in the Summary Compensation Table, and (ii) unexercised options held by Mr. McMurrey and Mr. Higginbotham at the end of the fiscal year ended May 31, 1996.

                               Shares                      Number of Securities Underlying    Value of Unexercised in the Money
                             Acquired On       Value          Unexercised Options/SARs         Options/SARs at the Fiscal Year
      Name                   Exercise (#)    Realized ($)       at Fiscal Year End (#)               Ended May 31, 1996 ($)
      ----                   -----------     ------------  -------------------------------     --------------------------------
                                                           Exercisable       Unexercisable     Exerciseable       Unexercisable
                                                           -----------       -------------     ------------       -------------
Robert M. McMurrey               0                0           33,333             91,667             n/a                 $0
G. David Higginbotham            0                0           16,667             58,333             n/a                 $0


EMPLOYMENT AGREEMENTS

     In August 1995 the Company entered into employment agreements with Mr. McMurrey, the Chairman of the Board and Mr. Higginbotham, the President and Chief Operating Officer. Pursuant to the agreements, Mr. McMurrey and Mr. Higginbotham are employed at a base salary of $175,000 and $165,0000, respectively, per annum for the first three years ending August 1998, and are entitled to bonuses based on a performance formula.

     The employment agreements permit the Company to terminate the employment of the employee for "cause" or for any other reason, provided that in the latter case the Company is obligated to continue the employee's base salary (at twice the then current rate) for 12 months. The agreements require that Messrs. McMurrey and Higginbotham devote substantially all of their business time to the Company. Pursuant to the agreements, in August 1995, the Company issued to each of Messrs. McMurrey and Higginbotham options to purchase 25,000 shares of Common Stock, which are exercisable at a price of $4.00 per share and vest ratably over five years (provided that the vesting of such options shall accelerate upon any sale of the Company). The agreements also contain confidentiality and non-competition provisions. In addition, the agreements provide for death benefits and disability benefits and provide for the payment by the Company of any expenses of the employee incurred in any successful proceeding to enforce provisions of his employment agreement.

CONSULTING AND OTHER ARRANGEMENTS

     On August 5, 1994 the Company entered into a Financial Advisory Agreement (the "MGCO Agreement") with McFarland, Grossman & Company ("MGCO"). Clifford E. McFarland is President and a Managing Director of MGCO, and became a director of the Company in May 1995. Pursuant to the terms of the MGCO Agreement, MGCO acted as a financial advisor to assist the Company with certain acquisitions and assisted in arranging a secured credit facility. For such services through February 1995 MGCO was issued 20,000 shares of Common Stock and was paid an aggregate of $720,000 ($500,000 in cash and $220,000 in a promissory note bearing interest at 8% per annum, due in May
1996). MGCO received additional indirect compensation from the Company through MGCO's arrangement with Newman and Associates, Inc. ("Newman"), the private placement agent in the August 1995 private placement to the CIVC Investors. MGCO provided full and part time senior level investment banking professionals to Newman during the period from February 1995 through August 3, 1995. MGCO's gross fees received from Newman for such services were $500,000.

REMUNERATION OF DIRECTORS

     All non-employee directors are entitled to receive a one-time grant of options to purchase 10,000 shares of Common Stock upon election as a director. All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of the directors.

     There are no standard arrangements or agreements to provide compensation to directors for attending meetings of the Board of Directors. However, in April 1996, the Board of Directors authorized the payment of $25,000 each to Charles
C. Green and Clifford E. McFarland for their services in connection with the Special Committee of the Board of Directors.

                             CERTAIN TRANSACTIONS

     On August 3, 1995 the Company completed a private placement of debt and equity securities with Continental Illinois Venture Corporation ("CIVC") an affiliate of Bank of America, under which CIVC, certain related parties and other parties (the "CIVC Investors") provided the Company with $25 million in financing in connection with the Dial Acquisition. In connection with the Dial Acquisition, the Company designated 15,000 shares of its authorized preferred stock as "Series A 14% Cumulative Preferred Stock" and 617,189 shares as "Series B Preferred Stock." The CIVC Investors purchased $15 million in initial liquidation value (or 15,000 shares) of Series A Preferred Stock and $10 million of 14% Junior Subordinated Notes due in 2003 (the "Subordinated Notes"). Dividends on the Series A Preferred Stock and interest on the Subordinated Notes accrue at the rate of 14% per annum. The following table sets forth the respective portions of the total $25,000,000 investment made by the CIVC Investors, and the securities issued to each:


Investor                       Total       Liquidation Value of     Principal Amount of        Warrants to           Warrants to
                             Investment     Series A Preferred         Subordinated          Purchase Common      Purchase Series B
                                                  Stock               Promissory Note             Stock            Preferred Stock
------------------------------------------------------------------------------------------------------------------------------------

CIVC                         $19,696,600        $11,818,000              $ 7,878,600             3,991,260              486,259
CIVC Partners I                2,188,400          1,313,000                  875,400               443,473               54,029
GM Holdings LLC                3,000,000          1,800,000                1,200,000               607,914               74,063
Other Investors                  115,000             69,000                   46,000                23,304                2,838
                           ---------------------------------------------------------------------------------------------------------

Total                        $25,000,000        $15,000,000              $10,000,000             5,065,951              617,189

     Each share of Series A Preferred Stock has a liquidation value of $1,000. Each share of Series B Preferred Stock will become convertible into six shares of Common Stock after August 3, 1997, or earlier upon the occurrence of an event of default as specified in the Purchase Agreement. Each of the CIVC Investors besides CIVC has granted to CIVC an irrevocable proxy to vote such shares of Common Stock underlying the Common Stock warrants as each CIVC Investor acquired. Pursuant to such arrangement, CIVC may be deemed to be the beneficial owner of all the shares of Common Stock underlying the 5,065,951 warrants issued in the CIVC transaction. The CIVC Investors will have the right, after August 3, 1997, to require that its securities be registered for public sale. CIVC has the right to designate up to three of seven members of the Company's Board of Directors (four of seven after August 3, 1997, or sooner in the event of a default under certain operating covenants). In respect of this right, on August 3, 1995 the Board was enlarged to six, and Marcus D. Wedner and Christopher J. Perry, Managing Directors of CIVC, were designated by CIVC to fill two of the three newly created Board seats. They were elected to the Board immediately after the completion of the transactions. The Company had no relationship with CIVC prior to entering into such transactions and entered into such transactions following arms-length negotiations.

     In connection with the August 1995 Dial Acquisition, the Company paid a finder's fee to Benchmark in the amount of $551,060 and Benchmark paid a $51,600 note payable to the Company in respect of a stock subscription payable to the Company.

     CIVC may be deemed to be a "parent" of the Company under the Exchange Act by virtue of the exercisable and convertible securities of the Company either registered in CIVC's name or for which CIVC holds irrevocable proxies. Further, Robert M. McMurrey, the Company's Chairman and CEO, is the sole owner of Rainbow Resources, which is the registered owner of approximately 28% of the Company's outstanding Common Stock. Mr. McMurrey may also be deemed to be a "parent" of the Corporation. For additional information relating to the percentage of voting control and other basis of control by CIVC and Mr. McMurrey/Rainbow Resources, see "Voting Securities, Principal Holders Thereof, and Management," the table therein and footnotes 4, 8, 9 and 10 thereto.

     Effective as of January 1994 the Company entered into a consulting agreement with Benchmark Equity Group, Inc. ("Benchmark") whereby Benchmark provided the Company with strategic advice related to the Company's overall business strategy, possible acquisitions and sources of acquisition financing. Benchmark also agreed to provide general business consulting services to the Company. In consideration for these services, in January 1994 the Company agreed to issue to Benchmark 430,000 shares of Common Stock at $0.12 per share (a price based on the Company's then current book value) and the Benchmark Warrant to purchase 400,000 shares at an exercise price of $.50 per share, which is currently exercisable, and expires in January 2004. In connection with the issuance of these securities, the Company granted Benchmark the right to require the Company, on one occasion subsequent to 13 months after the consummation of the IPO, to register such securities under the Securities Act, and also granted certain "piggy-back" registration rights to Benchmark. The Company had no relationship with Benchmark prior to entering into such agreement and entered into such agreement following arms-length negotiations. In August 1994, at the Company's request, Benchmark, which was then the beneficial owner of 16% of the Common Stock, loaned the Company $200,000 to provide funds to pay various offering and acquisition-related expenses. In consideration for such loan, Benchmark was issued a $150,000 8% Promissory Note and a $50,000 4% Convertible Note, which was convertible into 225,225 shares of Common Stock. The agreement to obtain such loan from Benchmark was obtained following arms-length negotiations and the terms of such loan are believed by the Company to be as favorable as could reasonably have been obtained by the Company in an arms-length negotiation with an unaffiliated party.


     For a discussion of employment agreements with certain of the Company's executive officers and directors, see "Compensation of Directors and Executive Officers--Employment Agreements" and "Compensation of Directors and Executive Officers--Consulting and Other Arrangements."

                                  PROPOSAL 1

     TO ELECT TWO CLASS II DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY.

     The Board of Directors has concluded that the re-election of the Class II Directors is in the best interests of the Company and recommends Stockholder approval of the re-election of G. David Higginbotham and Marcus D. Wedner for three year terms and until their successors have been duly elected and shall qualify. The remaining four Directors will continue to serve in their positions for the remainder of their terms. Biographical information concerning Messrs. Higginbotham and Wedner and the Company's other Directors can be found under "Directors and Executive Officers."

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of Messrs. Higginbotham and Wedner, the nominees listed herein. Although the Board of Directors of the Company does not contemplate that such nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other persons as may be nominated by the Board of Directors.

     The Board of Directors unanimously recommends a vote FOR the election of Messrs. Higginbotham and Wedner, the nominees listed above.

                                  PROPOSAL 2

     TO RATIFY THE SELECTION OF THE FIRM OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

     The Board of Directors, upon recommendation of the Audit Committee, concluded that the continued engagement of Ernst & Young LLP as the Company's independent public accountants for the 1997 fiscal year was in the best interests of the Company. The Board of Directors recommends that the Shareholders ratify its choice of Ernst & Young LLP. Representatives of Ernst & Young LLP will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. Such representatives are expected to be available to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent public accountants for the Company.

                             OTHER PROPOSED ACTION

     The Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with the recommendation of the Board of Directors.

     Stockholders should note that the Company's By-Laws provide that no proposals or nominations of Directors by Stockholders shall be presented for vote at an Annual Meeting of Stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Company's Secretary no later than the close of business on the fifth day following the day on which notice of the Annual Meeting is first given to Stockholders.


                     STOCKHOLDER PROPOSALS AND SUBMISSIONS

     If any Stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the next Annual Meeting of Stockholders, that proposal must be presented to the Company's management prior to September 1, 1997.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.


                                                  TELETOUCH COMMUNICATIONS, INC.


                                                     /s/ SUSIE F. SMITH
                                                  -----------------------------
                                                  Susie F. Smith, Secretary

PROXY                    TELETOUCH COMMUNICATIONS, INC.                    PROXY

        ANNUAL MEETING OF STOCKHOLDERS OF TELETOUCH COMMUNICATIONS, INC.
                              ON NOVEMBER 12, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert M. McMurrey, G. David Higgenbotham, Marcus D. Wedner and Clifford E. McFarland and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on November 12, 1996 at 10:00 a.m. at the Four Seasons Hotel, 1300 Lamar St., Houston, Texas or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, or such other business as may properly come before the meeting.

1. TO ELECT TWO CLASS II DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY.

    / /FOR THE NOMINEES LISTED BELOW       / /WITHHOLD AUTHORITY
                                           to vote for the nominees listed below

   (INSTRUCTION:  To withhold authority to vote for the nominee strike a line through the nominee's name below:)

                   G. David Higginbotham and Marcus D. Wedner

2. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
   ACCOUNTANTS:

               / / FOR          / / AGAINST          / / ABSTAIN

    NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

    IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                Dated:  , 1996

                                                --------------------------------
                                                Signature

                           Signature if held jointly

    PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.